Exhibit 10(b)
Executive Officers of
The Scotts Miracle-Gro Company
who are parties to form of
Employee Confidentiality, Noncompetition,
Nonsolicitation Agreement for employees
participating in The Scotts Company LLC Amended and Restated
                      Executive/Management Incentive Plan

Name and Principal Position	Date of Employee Confidentiality,
with The Scotts Miracle-Gro Company	Noncompetition, Nonsolicitation Agreement

Denise S. Stump — Executive Vice President-Global Human Resources	August 8, 2006

David C. Evans — Executive Vice President and Chief Financial Officer	May 20, 2006

Barry W. Sanders — Executive Vice President-North America	April 22, 2005

Vincent C. Brockman — Executive Vice President, General Counsel and Secretary	April 13, 2005